EXECUTION COPY
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                         AGREEMENT OF PURCHASE AND SALE


                                  by and among


                                UNIDIGITAL INC.,


                                 MEGA ART CORP.,


                                       and


                       THE STOCKHOLDERS OF MEGA ART CORP.





                           Dated as of August 3, 1998




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


                             TABLE OF CONTENTS                             Page

ARTICLE 1.  DEFINITIONS......................................................1

   1.1. Defined Terms........................................................1

   1.2. Interpretation Provisions............................................7


ARTICLE 2.  THE ACQUISITION..................................................8

   2.1. The Acquisition......................................................8

   2.2. Directors and Officers...............................................8

   2.3. Purchase Price.......................................................8

   2.4. Delivery of Certificates............................................11

   2.5. No Further Ownership Rights in Shares of Mega Art Stock.............11

   2.6. Lost, Stolen or Destroyed Certificates..............................11


ARTICLE  3.  REPRESENTATIONS AND WARRANTIES OF  MEGA ART AND THE
             PRINCIPAL STOCKHOLDER..........................................11

   3.1. Organization of Mega Art............................................11

   3.2. Capitalization of Mega Art..........................................11

   3.3. Stockholders' Agreements, Etc.......................................12

   3.4. Authorization.......................................................12

   3.5. Officers and Directors..............................................12

   3.6. Bank Accounts.......................................................12

   3.7. Subsidiaries, Etc...................................................13

   3.8. Real Property.......................................................13

   3.9. Personal Property...................................................13

   3.10. Environmental Matters..............................................14

   3.11. Contracts..........................................................15

   3.12. No Conflict or Violation; Consents ................................15

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                                TABLE OF CONTENTS                          Page

                                    (cont'd)


   3.13. Permits............................................................16

   3.14. Financial Statements; Books and Records............................16

   3.15. Absence of Certain Changes or Events...............................16

   3.16. Liabilities........................................................18

   3.17. Litigation.........................................................18

   3.18. Labor Matters......................................................19

   3.19. Employee Benefit Plans.............................................19

   3.20. Transactions with Related Parties..................................20

   3.21. Compliance with Law................................................20

   3.22. Intellectual Property..............................................20

   3.23. Tax Matters........................................................21

   3.24. Insurance..........................................................22

   3.25. Accounts Receivable................................................22

   3.26. Supplies...........................................................23

   3.27. Customers and Suppliers............................................23

   3.28. Brokers; Transaction Costs.........................................23

   3.29. No Other Agreements to Sell Mega Art or the Assets.................23

   3.30. Material Misstatements or Omissions................................23

   3.31. Purchase for Investment............................................24

   3.32. Ownership of Mega Art Stock; Title.................................24


ARTICLE 3A.  REPRESENTATIONS AND WARRANTIES OF THE MINORITY
             STOCKHOLDERS...................................................24

   3A.1. Authorization......................................................25

   3A.2. No Conflict or Violation; Consents.................................25

                                TABLE OF CONTENTS                          Page

                                    (cont'd)


   3A.3. Ownership of Mega Art Stock; Title.................................25

   3A.4. Investment Representations.........................................25


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF UNIDIGITAL....................26

   4.1. Organization........................................................26

   4.2. Authorization.......................................................27

   4.3. No Conflict or Violation; Consents..................................27

   4.4. Disclosure..........................................................27

   4.5. Absence of Certain Changes or Events................................27

   4.6. Litigation..........................................................28

   4.7. Brokers; Transaction Costs..........................................28

   4.8. Capitalization of Unidigital........................................28

   4.9. Rule 144 Reporting..................................................28

   4.10. Compliance with Law................................................28


ARTICLE 5.  ACTIONS BY MEGA ART, THE STOCKHOLDERS AND UNIDIGITAL
            PRIOR TO THE CLOSING............................................29

   5.1. Conduct of Business.................................................29

   5.2. Investigation by Unidigital.........................................30

   5.3. Notification of Certain Matters.....................................30

   5.4. No Mergers, Consolidations, Sale of Stock, Etc......................31

   5.5. Further Assurances..................................................31


ARTICLE 6.  CONDITIONS TO MEGA ART'S AND THE STOCKHOLDERS' OBLIGATIONS......31

   6.1. Representations, Warranties and Covenants...........................32

   6.2. Consents............................................................32

   6.3. No Actions or Court Orders..........................................32

                                TABLE OF CONTENTS                          Page

                                    (cont'd)


   6.4. Closing Documents...................................................32

   6.5. Board of Directors Approval.........................................32

   6.6. Material Adverse Change.............................................32


ARTICLE 7.  CONDITIONS TO UNIDIGITAL'S OBLIGATIONS..........................32

   7.1. Representations, Warranties and Covenants...........................33

   7.2. Consents............................................................33

   7.3. No Actions or Court Orders..........................................33

   7.4. Closing Documents...................................................33

   7.5. Exemption under Federal and State Securities Laws...................33

   7.6. Mega Art Balance Sheets.............................................34

   7.7. Completion of Unidigital Due Diligence..............................34

   7.8. Delivery of Certificates............................................34

   7.9. Board of Directors Approval.........................................34

   7.10. Tax Matters........................................................34

   7.11. Material Adverse Change............................................34


ARTICLE 8.  CLOSING.........................................................34

   8.1. Deliveries by Mega Art and the Stockholders to Unidigital...........34

   8.2. Deliveries by Unidigital............................................35


ARTICLE 9.  INDEMNIFICATION.................................................35

   9.1. Survival of Representations, Etc....................................35

   9.2. Indemnification.....................................................36

   9.3. No Right of Contribution............................................37

   9.4. Right of Offset.....................................................37

                                TABLE OF CONTENTS                          Page

                                    (cont'd)


   9.5. Limitation on Liability.............................................37

   9.6. Option to Pay in Stock..............................................38


ARTICLE 10.  POST-CLOSING AGREEMENTS........................................38

   10.1. Non-Competition....................................................38

   10.2. Non-Solicitation of Employees of Unidigital........................38

   10.3. Non-Solicitation or Interference with Customers and Suppliers of
         Unidigital.........................................................38

   10.4. Non-Solicitation or Interference with Customers and Suppliers of
         Mega Art...........................................................39

   10.5. Non-Solicitation of Employees of Mega Art..........................39

   10.6. Acknowledgments....................................................39

   10.7. Delivery of Financial Statements...................................39


ARTICLE 11.  MISCELLANEOUS..................................................39

   11.1. Termination........................................................39

   11.2. Assignment.........................................................40

   11.3. Notices............................................................40

   11.4. Choice of Law......................................................41

   11.5. Descriptive Headings...............................................41

   11.6. Entire Agreement; Amendments and Waivers...........................41

   11.7. Counterparts.......................................................42

   11.8. Invalidity.........................................................42

   11.9. Expenses...........................................................42

   11.10. Publicity.........................................................42

   11.11. No Third Party Beneficiaries......................................42

                                TABLE OF EXHIBITS


Exhibit A         Calculation of 1998 Adjusted EBITDA

Exhibit A-1       Calculation of 1999 Adjusted EBITDA

Exhibit B         Form of Employment Agreement

Exhibit C         Form of Stockholders' Agreement

Exhibit D         Purchase Price

         AGREEMENT OF PURCHASE AND SALE dated as of August 3, 1998 (the "Agreement"), among Unidigital Inc., a Delaware corporation ("Unidigital"), Mega Art Corp., a New York corporation ("Mega Art"), Ehud Aloni, the majority stockholder of Mega Art (the "Principal Stockholder"), and Amit Primor and Jeffrey E. Rothman, as record owner, and Seligson, Rothman & Rothman, as beneficial owner, each a minority stockholder of Mega Art (collectively, the "Minority Stockholders" and, together with the Principal Stockholder, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Unidigital and Mega Art have determined that it is advisable and in the best interests of their respective stockholders for Unidigital to acquire all of the issued and outstanding capital stock of Mega Art upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of Unidigital and Mega Art have each approved the acquisition of all of the issued and outstanding capital stock of Mega Art (the "Acquisition"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Stockholders are the holders of all of the issued and outstanding capital stock of Mega Art.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Unidigital, Mega Art and the Stockholders hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         1.1.     Defined Terms

         As used herein, the terms below shall have the following meanings:

         "1998 Adjusted EBITDA" means, with respect to Mega Art, earnings before interest, taxes, depreciation and amortization for the twelve months ending August 31, 1998, applied consistently with past practices of Mega Art adjusted for certain non-recurring or non-operating expenses more fully described on Exhibit A attached hereto.

         "1999 Adjusted EBITDA" means, with respect to Mega Art, earnings before interest, taxes, depreciation and amortization for the fiscal year ending August 31, 1999, applied consistently with past practices of Mega Art as adjusted and as described on Exhibit A-1 attached hereto.

         "Action" means any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute arising out of any breach of Contract, breach of warranty, tort, infringement or violation of law.

         "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Ancillary   Agreements"   means   the   Employment   Agreement,   the
Stockholders Agreement, and all other agreements, if any, required hereunder to consummate the Acquisition.

         "Assets" means the right, title and interest of Mega Art in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following that relate exclusively to the Business:

                  (a) all Contracts and Contract Rights;

                  (b) all Fixtures and Equipment;

                  (c) all Supplies;

                  (d) all Books and Records;

                  (e) all Proprietary Rights;

                  (f) all Permits;

                  (g) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

                  (h) all  cash,  accounts  receivable,  deposits   and  prepaid
expenses; and

                  (i) all goodwill.

         "Average Share Price" means, as of any date of determination, the average of the closing prices of Unidigital Stock on the Nasdaq National Market as reported by the Nasdaq Stock Market on the twenty (20) consecutive trading days immediately preceding the date of determination.

         "Balance Sheet" means the balance sheet as of the Balance Sheet Date.

         "Balance Sheet Date" means July 31, 1998.

         "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by Mega Art or its Affiliates.

         "Business" means the business and operations of Mega Art on the date hereof, consisting of providing wide format, digital prepress and printing services.

         "Closing" has the meaning set forth in Section 2.1(b).

         "Closing Date" means the date of the Closing.

         "Confidentiality Agreement" means that certain Mutual Confidentiality and Non-Use Agreement dated as of June 2, 1998 between Unidigital and Mega Art.

         "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

         "Contract Rights" means all rights and obligations under the Contracts.

         "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which Mega Art is a party or by which Mega Art or any of the Assets are bound or affected, whether written or oral, relating exclusively to the Business.

         "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Deferred Payment Date" means the date that is 180 calendar days after the Closing Date.

         "Earn-Out Payment Date" means November 29, 1999.

         "Employees" means all officers and directors of Mega Art and all other non-clerical Persons employed by Mega Art on a full or part-time basis as of the relevant date together with all persons retained as "independent contractors" on or after the date hereof through the Closing Date.

         "Employment Agreement" means the Agreement to be entered into at the Closing between Mega Art and the Principal Stockholder substantially in the form of Exhibit B attached hereto.

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Claims" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage (including, without limitation, all matters related to on-site or off-site properties), including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or violations or alleged violations of Environmental Laws.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by Mega Art or any of its predecessors in interest, or by its agents, representatives, employees or independent contractors when acting in such capacity on behalf of Mega Art.

         "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Financial Statements" means the audited balance sheets of Mega Art as of the Balance Sheet Date and August 31, 1998 and the related statements of income, changes in stockholders' equity and cash flows, of Mega Art for the twelve month periods then ended, together with the reports of Robbins, Spielman, Koenigsberg & Parker LLP thereon.

         "Facilities" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by Mega Art, all as identified or listed on Schedule 3.8.

         "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by Mega Art, wherever located and including any such Fixtures and Equipment owned by Mega Art that is in the possession of any of Mega Art's suppliers or other vendors.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental

Laws. By way of example only, the term Hazardous Substances includes, without limitation, petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos and solvents.

         "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances.

         "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated or unliquidated.

         "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person or any of its Subsidiaries to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time or the giving or receipt of notice would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

         "Mega Art Stock" means the common stock, par value $1.00 per share of Mega Art.

         "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, and (d) easements, rights-of-way, use or other restrictions and other similar charges or encumbrances, in each case, which do not materially interfere with the ordinary conduct of business of Mega Art.

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local necessary for the operation of the Business.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

         "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Related Party" means (i) any of Mega Art's officers, directors and stockholders, and any officers, directors or immediate family of such officers, directors and stockholders, and (ii) any Person in which Mega Art or any stockholder or any Affiliate or immediate family of any such Person has any direct or indirect controlling interest.

         "Representative" of any Person means any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Stockholders Agreement" means the Stockholders' Agreement to be entered into between Unidigital and the Principal Stockholder substantially in the form of Exhibit C attached hereto.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

         "Supplies" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

         "Tangible Net Assets" means, with respect to Mega Art, the sum of (i) cash and cash equivalents plus (ii) accounts receivable minus (iii) accounts payable and debt (other than capital leases) as of August 31, 1998.

         "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Trade  Secrets"  means all trade  secrets  and  confidential  business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

         "Unidigital Stock" means the common stock, par value $.01 per share, of Unidigital.

         1.2.     Interpretation Provisions.

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

                  (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto prior to the date hereof.

                  (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation prior to the date hereof.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

                  (f) The schedules and exhibits, including any amendments or additions to such schedules or exhibits, to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2.

                                 THE ACQUISITION

         2.1.     The Acquisition.

                  (a) At the Closing (as defined in Section 2.1(b) hereof), and subject to and upon the terms and conditions of this Agreement, each of the Stockholders agrees to sell to Unidigital, and Unidigital agrees to purchase from the Stockholders, the Mega Art Stock. Upon consummation of the Acquisition, the Business will continue to operate as an independent subsidiary of Unidigital under the full authority and control of the Principal Stockholder under the "Mega Art" tradename.

                  (b) Unless this Agreement shall have been terminated pursuant to Section 11.1, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place by August 31, 1998 (i) at the offices of Orrick, Herrington & Sutcliffe LLP, 30 Rockefeller Plaza, New York, New York, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Unidigital and Mega Art may mutually agree.

         2.2.     Directors and Officers.

         Upon consummation of the Acquisition, the Principal Stockholder shall be elected as a director and officer of Mega Art and a member of the Executive Committee of Senior Management (or such other similar committee) of Unidigital.

         2.3.     Purchase Price.

                  (a) In consideration of the Acquisition, on the Closing Date, pursuant to Exhibit D, Unidigital shall pay to the Stockholders an initial aggregate purchase price (the "Initial Purchase Price") equal to (i) $5,800,000 in cash and (ii) $5,000,000 in restricted Unidigital Stock, such amount to be paid by the issuance of such number of shares of restricted Unidigital Stock, which when multiplied by the average closing price of Unidigital Stock on the Nasdaq National Market as reported by the Nasdaq Stock Market for the fifteen
(15) trading days immediately prior to the five (5) trading days immediately prior to the Closing Date, shall have an aggregate market value of $5,000,000. The cash portion of the Initial Purchase Price shall be made by Unidigital in immediately available funds by wire transfer to an account or accounts to be specified by the Principal Stockholder.

                  (b) Subject to the adjustments set forth in this Section 2.3(b) and Unidigital's right of offset set forth in Section 9.4, on the Deferred Payment Date, Unidigital shall pay to the Stockholders an additional $1,200,000 in cash (the "Deferred Payment") pursuant to Exhibit D. The Deferred Payment shall be subject to the following adjustments:

                           (i)      in the event that  Tangible  Net Assets  are
less than $800,000, the Deferred Payment shall be reduced by the amount of such deficiency;

                           (ii)     in  the  event  that  Tangible  Net   Assets
exceed $1,000,000, the Deferred Payment shall be increased by the amount of such overage; and

                           (iii)    in the  event  that 1998 Adjusted  EBITDA is
less than $2,150,000, the Deferred Payment shall be reduced by six (6) times the amount of such deficiency.

         If the Deferred Payment is not made within seven (7) calendar days of the Deferred Payment Date, Unidigital shall be obligated to pay to the Principal Stockholder, in the form of an addition to his salary, a penalty payment of $50,000 for each month (or any portion thereof) in which any part of the Deferred Payment is outstanding. Such penalty payment shall not be credited against the Deferred Payment and shall not constitute a portion of the Purchase Price.

                  (c) Subject to the adjustments set forth in Section 2.3(d) and Unidigital's right of offset set forth in Section 9.4, in the event that 1999 Adjusted EBITDA is at least equal to $2,250,000, Unidigital shall make an additional purchase price payment (the "Earn-Out Payment") to the Stockholders pursuant to Exhibit D equal to (i) $1,200,000 in cash and (ii) $1,200,000 of Unidigital Stock. The number of shares of Unidigital Stock to be delivered to the Principal Stockholder pursuant to this Section 2.3(c) shall be determined by dividing $1,200,000 by the Average Share Price as of August 31, 1999, rounded up to the nearest whole number.

                  (d) The Earn-Out Payment shall be subject to the following adjustments:

                           (i)      in  the  event  that  1999  Adjusted  EBITDA
is less than $2,250,000 (but in no event less than $1,850,000), the Earn-Out Payment shall be reduced by six (6) times the amount of such deficiency, which reduction shall be made equally with respect to the cash portion and the stock portion of the Earn-Out Payment; provided, however, that in such an event the Principal Stockholder may reimburse Unidigital for any costs and expenses relating to his art studio, which costs and expenses shall be excluded from the calculation of 1999 Adjusted EBITDA.

                           (ii)     in  the  event  that 1999 Adjusted EBITDA is
greater than $2,750,000, Unidigital shall grant to those Employees selected by the Principal Stockholder (other than the Principal Stockholder) options to purchase Unidigital Stock having an aggregate fair market value (as determined by Unidigital's Board of Directors) equal to the amount of such excess; provided, however, that in no event shall the aggregate fair market value of such options exceed $250,000;

                           (iii)    in  no  event  shall  the  Stockholders   be
entitled to receive more than twenty percent (20%) of the issued and outstanding shares of Unidigital Stock as of the Closing Date. If the distribution of the stock portion of the Earn-Out Payment would cause such a result, the Stockholders hereby agrees to accept cash in lieu of shares of Unidigital Stock to which they are entitled such that their ownership of Unidigital Stock does not exceed 19.99% of the issued and outstanding shares of Unidigital Stock as of the Closing Date; and

                           (iv)     in the event that the Principal  Stockholder
is terminated without cause or for good reason (each as defined in the Employment Agreement), the Earn-Out Payment shall be payable to the Principal Stockholder without regard to 1999 Adjusted EBITDA.

         If the Earn-Out Payment is not made by the Earn-Out Payment Date, Unidigital shall be obligated to pay to the Principal Stockholder, in the form of an addition to his salary, a penalty payment of $50,000 for each month (or any portion thereof) in which any part of the Earn-Out Payment is outstanding. Such penalty payment shall not be credited against the Earn-Out Payment and shall not constitute a portion of the Purchase Price.

                  (e) In the event the Principal Stockholder disputes Unidigital's determination of Tangible Net Assets, 1998 Adjusted EBITDA or 1999 Adjusted EBITDA, the Principal Stockholder shall notify Unidigital in writing within twenty (20) calendar days after the date of such determination setting forth the amount, nature and basis of the dispute.

         Within the following thirty (30) calendar days, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, the dispute shall be submitted for arbitration as follows:

                           (i)      The   arbitrator   shall  be  a  "Big  Five"
public accounting firm located in the City of New York, State of New York mutually acceptable to the Principal Stockholder and Unidigital. In the event the selected arbitrator declines or is unable to serve for any reason, the parties shall select another arbitrator. Upon their failure to agree on another arbitrator, the Commercial Arbitration Rules of the American Arbitration Association shall be invoked to make such selection.

                           (ii)     The arbitrator shall follow  the  Commercial
Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues.

         The arbitrator shall complete its proceedings and render its decision within forty (40) calendar days after submission of the dispute to it, unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party.

         In the event the arbitrator does not fulfill its responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of a new arbitrator.

                           (iii) The decision of the  arbitrator shall  be final
and binding upon the parties and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith. The non-prevailing party shall be solely responsible for the fees and expenses of the arbitrator.

                  (f) The Principal Stockholder hereby agrees that Unidigital shall not be subject to any penalty payments provided for herein for failure to pay the Deferred Payment or the Earn-Out Payment, if any, on a timely basis during such time as a good faith dispute among the parties hereto is being resolved in accordance with the procedures set forth in Section 2.3(e). In the event the arbitrator determines that Unidigital must pay all or a portion of the Deferred Payment or the Earn-Out Payment, as the case may be, Unidigital hereby agrees to make any such payments within five (5) business days of the arbitrator's decision. If Unidigital fails to make such payments on a timely basis or the arbitrator determines that Unidigital did not act in good faith, the penalty payments provided for herein shall be reinstated, retroactive to the first date of non-payment.

                  (g) The consideration to be paid to and among the Stockholders under this Agreement was negotiated at arms length.

         2.4.     Delivery of Certificates.

         At the Closing, Unidigital shall deliver, and the Stockholders shall be entitled to receive, upon delivery to Unidigital or its representatives of any certificate or certificates evidencing the Mega Art Stock (the "Certificates"), the Initial Purchase Price.

         2.5.     No Further Ownership Rights in Shares of Mega Art Stock.

         The Initial Purchase Price delivered upon the delivery for exchange of the Mega Art Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Mega Art Stock, and there shall be no further registration of transfers of Mega Art Stock which were outstanding immediately prior to the Closing Date on the records of Mega Art.

         2.6.     Lost, Stolen or Destroyed Certificates.

         In the event any Certificates shall have been lost, stolen or destroyed, Unidigital shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Initial Purchase Price, as may be required pursuant to Section 2.3.

                                   ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES OF
                     MEGA ART AND THE PRINCIPAL STOCKHOLDER


         As an inducement to Unidigital to enter into this Agreement, Mega Art and the Principal Stockholder hereby make, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Unidigital, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Unidigital prior to the Closing Date, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement.

         3.1.     Organization of Mega Art.

         Except as set forth on Schedule 3.1, Mega Art is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Mega Art has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. Mega Art is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect. Each jurisdiction in which Mega Art is qualified to do business as a foreign corporation is set forth in
Schedule 3.1.

         3.2.     Capitalization of Mega Art.

                  (a) As of the date of this Agreement, there are 100 shares of Mega Art Stock authorized under its Certificate of Incorporation, 100 of which are issued and outstanding. Mega Art has no other capital stock authorized, issued or outstanding. Schedule 3.2 sets forth the name of each holder of shares of Mega Art Stock, as well as the number of shares of Mega Art Stock held by each such holder.

                  (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Mega Art and no shares of capital stock of Mega Art are reserved for issuance.

                  (c) All outstanding shares of Mega Art Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Mega Art's Certificate of Incorporation or Bylaws or any Contract. The shares of Mega Art Stock have been issued in material compliance with all federal and state securities laws.

                  (d) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of Mega Art Stock or the merger or consolidation of Mega Art with or into any other entity.

         3.3.     Stockholders' Agreements, Etc.

         Except as set forth on Schedule 3.3, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of Mega Art.

         3.4.     Authorization.

         Mega Art has all necessary corporate power and authority and the Principal Stockholder has the capacity to enter into this Agreement and the Ancillary Agreements to which it is a party and Mega Art has taken all corporate actions necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Mega Art and the Principal Stockholder, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Mega Art and the Principal Stockholder is a party will be, a valid and binding obligation of Mega Art and the Principal Stockholder, enforceable against Mega Art in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), or (c) the exercise of judicial discretion with respect to any covenants not to compete or other restrictive covenants contained herein or therein.

         3.5.     Officers and Directors.

         Schedule 3.5 contains a true, correct and complete list of all the officers and directors of Mega Art.

         3.6.     Bank Accounts.

         Schedule 3.6 contains a list of all of Mega Art's bank accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

         3.7.     Subsidiaries, Etc.

         Mega Art has no Subsidiaries.

         3.8.     Real Property.

         Schedule 3.8 sets forth all Leases pursuant to which Facilities are leased by Mega Art, true and correct copies of which have been delivered to Unidigital. Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which Mega Art occupies or uses and, to the knowledge of Mega Art, are in full force and effect (the "Leased Property"). Except as set forth on Schedule 3.8, (i) there are no pending or, to the knowledge of Mega Art, threatened condemnation proceedings relating to, or any pending or, to the knowledge of Mega Art, threatened Actions relating to, such Leased Property or any portion thereof, (ii) neither Mega Art or, to the knowledge of Mega Art, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (iii) neither Mega Art nor the Principal Stockholder has received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto. Mega Art does not own any real property.

         Except as set forth on Schedule 3.8, (i) there has been no material default under any such Lease by Mega Art or, to the knowledge of Mega Art, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Mega Art, is in full force and effect with respect to Mega Art and is enforceable against Mega Art in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Mega Art, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Mega Art without the consent of Mega Art under any such Lease that is material to Mega Art, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Mega Art and (vi) Mega Art has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.9.     Personal Property.

                  (a) Mega Art owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

                  (b) Except as set forth on Schedule 3.9, Mega Art has good and marketable title to all such personal property, free and clear of any and all material Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than Mega Art) who are in possession of or who are using any such item of personal property.

                  (c) Except as set forth on Schedule 3.9, Mega Art has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all material Encumbrances other than Permitted Encumbrances.

         With respect to each Lease listed on Schedule 3.9, (i) there has been no material default under any such Lease by Mega Art or, to the knowledge of Mega Art, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (iii) such Lease is a valid and binding obligation of Mega Art, is in full force and effect with respect to Mega Art and is enforceable against Mega Art in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by Mega Art and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than Mega Art without the consent of Mega Art under any such Lease that is material to Mega Art, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to Mega Art and (vi) Mega Art has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

         3.10.    Environmental Matters.

                  (a) Mega Art is in material compliance with all Environmental Laws applicable to the Business as currently or formerly conducted. Mega Art has not received any notice to the effect that or otherwise has knowledge that (i) it is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently or formerly existing circumstances are likely to result in a failure of Mega Art to comply with, or result in a violation by Mega Art of, any such Environmental Laws or Permits required thereunder. Mega Art has not taken any action during the previous five years that would constitute a material violation of any Environmental Laws.

                  (b) There are no existing or, to the best knowledge of Mega Art, potential, Environmental Claims against Mega Art, nor has it received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance used, generated or transported by Mega Art.

                  (c) To the best knowledge of Mega Art, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under any Environmental Law by Mega Art, or any of its precedessors in interest, on, upon or into the Facilities or elsewhere other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder.

                  (d) To Mega Art's best knowledge, there are no PCBs or asbestos-containing materials located at or on the Facilities.

                  (e) Except as set forth on Schedule 3.10(e), Mega Art is not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Schedules) under which Mega Art is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

                  (f) Except as set forth on Schedule 3.10(f), to Mega Art's best knowledge, Mega Art has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (g) To Mega Art's best knowledge, there are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind Mega Art.

         3.11.    Contracts.

                  (a) Schedule 3.11 sets forth a complete and accurate list of all of Mega Art's material Contracts. Complete and accurate copies of all of the Contracts listed on Schedule 3.11, including all amendments and supplements thereto, have been made available to Unidigital.

                  (b) All of the Contracts on Schedule 3.11 are valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of Mega Art or the Principal Stockholder, threatened) Default or dispute, except as set forth on Schedule 3.11. Mega Art has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of Mega Art or the Principal Stockholder, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Mega Art or the Principal Stockholder.

         3.12.    No Conflict or Violation; Consents.

         Except as set forth on Schedule 3.12, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Mega Art or the Principal Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Mega Art, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or result in the creation of any Encumbrance upon any of its respective assets under, any material Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement that relates exclusively to the Business to which Mega Art or the Principal Stockholder is a party or by which Mega Art or the Principal Stockholder is bound or to which any of their respective assets are subject, (c) violate any applicable Regulation or

Court Order which would have a Material Adverse Effect or (d) impose any Encumbrance on any Assets or the Business which would have a Material Adverse Effect. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Mega Art or the Principal Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3.13.    Permits.

         Schedule 3.13 sets forth a complete list of all material Permits necessary for the conduct of the Business, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. Mega Art has, and at all times has had, all Permits required under any applicable Regulation in its operation of the Business or in its ownership of the Assets, except where the failure to have such Permits would not have a Material Adverse Effect. Mega Art is not in default, nor has Mega Art or the Principal Stockholder received any notice of any claim of default, with respect to any such Permit.

         3.14.    Financial Statements; Books and Records.

                  (a) The Financial Statements are, or will be, complete, are in accordance with the Books and Records, fairly present in all material respects the Assets and Liabilities of Mega Art and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

                  (b) The Books and Records accurately and fairly reflect the activities of Mega Art and the Business in all material respects and have been, or will be, provided to Unidigital for its inspection.

                  (c) Mega Art has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

                  (d) Except as set forth on Schedule 3.2, the stock records and minute books of Mega Art that have been, or will be, made available to Unidigital fully reflect all minutes of meetings, resolutions and other material actions and proceedings of Mega Art's stockholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which Mega Art or the Principal Stockholder are aware and contain true, correct and complete copies of Mega Art's Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof.

         3.15.    Absence of Certain Changes or Events.

         Except as set forth on Schedule 3.15, since the Balance Sheet Date there has not been any:

                  (a) Material Adverse Change with respect to Mega Art;

                  (b) failure to operate the Business in the ordinary course in all material respects so as to use its commercially reasonable efforts to preserve the Business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with Mega Art or its Representatives;

                  (c) resignation or termination of any officer or non-clerical Employee, or, except as set forth in the Salary Table (as hereinafter defined), any material increase in the rate of compensation payable or to become payable to any officer or Employee of Mega Art, including the making of any loan to, or the payment, grant or accrual of any bonus in excess of $5,000, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Plan (as hereinafter defined);

                  (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party in excess of $5,000 except
(i) directors' fees, (ii) compensation to Employees at the rates disclosed pursuant to Section 3.18(d) and (iii) forgiveness of loans in the amounts and to the individuals set forth on Schedule 3.15;

                  (e) sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

                  (f) new material Contracts, or extensions, modifications, terminations or renewals thereof, except for material Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

                  (g) actual or, to the knowledge of Mega Art or the Principal Stockholder, threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

                  (h) disposition or lapsing of any Proprietary Rights of Mega Art, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

                  (i) change in accounting methods or practices by Mega Art;

                  (j) revaluation by Mega Art of any of the Assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

                  (k) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or the prospects of Mega Art;

                  (l) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Mega Art or any redemption, purchase or other acquisition of any equity securities of Mega Art;

                  (m) issuance or reservation for issuance by Mega Art of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

                  (n) increase, decrease or reclassification of the capital stock of Mega Art;

                  (o) amendment of the Certificate of Incorporation or Bylaws of Mega Art;

                  (p) capital   expenditure  or  execution  of any  lease or any
incurring of liability therefor by Mega Art, involving payments in excess of $10,000 in the aggregate;

                  (q) failure to pay any material obligation of Mega Art when due;

                  (r) cancellation of any material indebtedness or waiver of any rights of substantial value to Mega Art, except in the ordinary course of business and consistent with past practice;

                  (s) indebtedness incurred by Mega Art for borrowed money or any commitment to borrow money entered into by Mega Art, or any loans made or agreed to be made by Mega Art;

                  (t) liability incurred by Mega Art except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (u) payment, discharge or satisfaction of any Liabilities of Mega Art other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                  (v) acquisition of  any equity interest in any other Person;
or

                  (w) agreement by Mega Art to do any of the foregoing.

         3.16.    Liabilities.

         Mega Art has no material Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) Liabilities which are, or will be, fully reflected (in accordance with GAAP) in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date (all of which liabilities do not exceed $50,000 in the aggregate) and (iii) Liabilities arising under the Contracts (other than obligations which are required to be reflected on the Financial Statements prepared in accordance with GAAP) set forth on Schedule 3.11 or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. Except as set forth in Schedule 3.16, Mega Art does not have any contingent liabilities.

         3.17.    Litigation.

         There is no Action, pending or, to the knowledge of Mega Art or the Principal Stockholder, threatened or anticipated (i) against, relating to or adversely affecting Mega Art or the Principal Stockholder, any of the Assets or any of their respective officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Mega Art or the Principal Stockholder from consummating the transactions contemplated hereby. To the knowledge of Mega Art and the Principal Stockholder, there is no basis for any Action, which if adversely determined against the Principal Stockholder, Mega Art, their respective directors or officers, or any other Person could reasonably be expected to result in a loss to Mega Art. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Mega Art, the Business or any of the Assets that could result in a Material Adverse Effect. Schedule 3.17 contains a complete and accurate description of all Actions since December 31, 1996 to which Mega Art has been a party or which relate to any of the Assets or its officers or directors as such, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by Mega Art for collection of monies owed in the ordinary course of business.

         3.18.    Labor Matters.

                  (a) A complete list of Employees has been, or will be, provided to Unidigital. Mega Art is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make Mega Art conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of Mega Art. There is no unfair labor practice charge or complaint against Mega Art pending before the National Labor Relations Board or any other governmental agency arising out of Mega Art's activities, and neither Mega Art nor the Principal Stockholder has any knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of Mega Art or the Principal Stockholder, threatened against Mega Art nor is any grievance currently being asserted against it; and Mega Art has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of Mega Art or the Principal Stockholder, threatened between Mega Art and any of its Employees, and neither Mega Art nor the Principal Stockholder is aware of any facts which could reasonably result in any such controversy.

                  (b) Except as set forth in Schedule 3.18(b), Mega Art is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice. To its knowledge, Mega Art is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                  (c) Except with respect to the employment agreements set forth on Schedule 3.18(c) (the "Existing Employment Agreements"), Mega Art has not entered into any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Unidigital or Mega Art to make any payment in excess of $5,000 to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

                  (d) Mega Art has provided, or will provide, Unidigital with a table setting forth the current salary or hourly wages and other compensation payable by Mega Art to each of such Employees (the "Salary Table").

         3.19.    Employee Benefit Plans.

         Except as set forth on Schedule 3.19, neither Mega Art nor any member of the "controlled group of corporations" (within the meaning of Section 414(b) of the Code), of which Mega Art has been a member, nor any trade or business "under common control" (within the meaning of Section 414(c) of the Code) with Mega Art, during the five year period preceding the date hereof, presently, or during such five year period, has been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA), or any employment contract, employee loan, incentive compensation, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, noncompetition or consulting agreement, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy, fund, agreement or arrangement similar to or in the nature of the foregoing, oral or written ("Plans"). None of the Plans is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or a defined benefit plan (as defined in Section 3(35) of ERISA) subject to the provisions of Title IV of ERISA. Complete and correct copies of all written Plans, and summary plan descriptions thereof, if any, and summaries of all oral Plans have been delivered to Unidigital. Each Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service stating that it satisfies the requirements of Section 401(a) of the Code. All of the Plans have been operated in material compliance with their respective terms and all legal requirements.

         3.20.    Transactions with Related Parties.

         Except for employment agreements and other compensation arrangements disclosed on Schedule 3.20, no Related Party has (a) borrowed or loaned money or other property to Mega Art which has not been, or by the Closing Date will not be, repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against Mega Art or (c) any interest in any property used by Mega Art.

         3.21.    Compliance with Law.

         Except as set forth on Schedule 3.21, Mega Art has conducted the Business in compliance with all applicable Regulations and Court Orders, except where the failure to do so would not have a Material Adverse Effect. Neither Mega Art nor the Principal Stockholder has received any notice to the effect that, or has otherwise been advised that, Mega Art is not in compliance with any such Regulations or Court Orders.

         3.22.    Intellectual Property.

                  (a) Schedule 3.22 sets forth all Proprietary Rights of Mega Art. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of Mega Art or in which Mega Art has any interest whatsoever have been, or will be, provided or made available to Unidigital.

                  (b) The Proprietary Rights of Mega Art are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development, planned for development or in production.

                  (c) Except with respect to the Existing Employment Agreements, Mega Art has no obligation to compensate any Person for the use of any of its Proprietary Rights. Except in the ordinary course of business, Mega Art has not granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

                  (d) Mega Art owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of Mega Art by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (e) Neither Mega Art nor the Principal Stockholder (A) has received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of Mega Art or (B) has received any notice of alleged infringement of any rights of others due to any activity by Mega Art. To the knowledge of Mega Art or the Principal Stockholder, Mega Art's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified Mega Art or the Principal Stockholder that it is claiming any ownership of or right to use any of Mega Art's or (ii) to the knowledge of Mega Art or any Principal Stockholder, is infringing upon any such Proprietary Rights in any way.

                  (f) All of the pending applications for Mega Art's Proprietary Rights have been duly filed and all other actions to protect such Proprietary Rights have been taken. Mega Art has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. Neither Mega Art nor the Principal Stockholder has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

         3.23.    Tax Matters.

                  (a) Mega Art has filed, or by the Closing Date, will have filed, with the appropriate taxing authorities all Tax Returns required to be filed by Mega Art through the date hereof. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23, Mega Art has not requested any extension of time within which to file its Tax Returns that are otherwise currently due. Mega Art has delivered to Unidigital complete and accurate copies of federal, state and local Tax Returns of Mega Art for the year ended July 31, 1997. Schedule 3.23 sets forth a list of such Tax Returns as delivered hereunder.

                  (b) Except as set forth on Schedule 3.23, all Taxes due from Mega Art, or for which it could be liable, in respect of periods (or portions thereof) beginning before the Closing Date have been paid. Except as set forth on Schedule 3.23 or the Financial Statements, Mega Art has no material Liability for Taxes in excess of the amounts so paid. All Taxes that Mega Art is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

                  (c) No deficiencies for Taxes of Mega Art have been claimed, proposed or assessed by any taxing or other governmental authority, which if claimed, obtained, proposed or assessed would have a Material Adverse Effect on Mega Art. Except as set forth on Schedule 3.23, there are no pending or, to the knowledge of Mega Art or the Principal Stockholder, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of Mega Art or the Principal Stockholder, and there are no matters under discussion with any governmental authorities, or known to Mega Art or the Principal Stockholder, with respect to Taxes that are likely to result in an additional Liability for Taxes. Except as set forth in Schedule 3.23, Mega Art has not been notified that any taxing authority intends to audit a Tax Return of Mega Art. No extension of a statute of limitations relating to Taxes is in effect with respect to Mega Art.

                  (d) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the Assets.

                  (e) All elections with respect to Taxes affecting Mega Art or the Assets as of the date hereof are set forth on Mega Art's latest Tax Returns on Schedule 3.23. Except as set forth on Schedule 3.23, Mega Art (i) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets, (ii) has not agreed, or is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, (iii) has not made an election, or is not required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (iv) does not directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code, or (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving Mega Art, and, after the Closing Date, Mega Art shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (g) Mega Art has no interest in or is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. Mega Art is not a successor to any other Person by way of merger, reorganization or similar transaction.

         3.24.    Insurance.

         Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance. Such policies are adequate and customary in all material respects for the Business. Mega Art is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion which default or failure to give notice would have a Material Adverse Effect. There are no facts known to Mega Art or the Principal Stockholder upon which an insurer would reasonably be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no material outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Mega Art through the Closing Date.

         3.25.    Accounts Receivable.

         The accounts receivable reflected in the balance sheet at the Balance Sheet Date, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in all material respects in accordance with the applicable orders, Contracts or customer requirements. Mega Art or the Principal Stockholder has no knowledge of any facts or circumstances other than general economic conditions (and the consummation of the transactions contemplated hereby) which would result in any material increase in the uncollectability of all such receivables in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

         3.26.    Supplies.

         The value at which the Supplies are shown on the Balance Sheet has been determined in accordance with the normal valuation policy of Mega Art, consistently applied and in accordance with GAAP. The Supplies (and the specific items acquired or manufactured subsequent to the Balance Sheet Date) consist only of items of quality commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided. Schedule 3.26 contains a complete and accurate list of all Supplies as of the Balance Sheet Date and the addresses at which the Supplies are located.

         3.27.    Customers and Suppliers.

         Schedule 3.27 will be made available to Unidigital prior to the Closing and will set forth a complete and accurate list of the names and addresses of
(i) the ten customers who purchased from Mega Art the greatest dollar volume of products or services during the fiscal year ended on July 31, 1998, showing the approximate total sales in dollars to each such customer during such fiscal year; and (ii) the ten suppliers with the greatest dollar volume of sales to Mega Art during the fiscal year ended on July 31, 1998, showing the approximate total purchases in dollars by Mega Art from each such supplier during such fiscal year. Mega Art has not received any written communication from any customer or supplier named on Schedule 3.27 of any intention to return, terminate or materially reduce purchases from or supplies to Mega Art.

         3.28.    Brokers; Transaction Costs.

         Neither Mega Art nor the Principal Stockholder has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Unidigital or Mega Art to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         3.29.    No Other Agreements to Sell Mega Art or the Assets.

         Neither Mega Art nor the Principal Stockholder has any legal obligation, absolute or contingent, to any other Person to sell the Assets (other than in the ordinary course of business) or to sell any capital stock of Mega Art or to effect any merger, consolidation or other reorganization of Mega Art or to enter into any agreement with respect thereto, except pursuant to this Agreement.

         3.30.    Material Misstatements or Omissions.

         No representations or warranties by Mega Art or the Principal Stockholder in this Agreement or any Ancillary Agreement to which either is a party or in any exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Mega Art or the Principal Stockholder or any of their respective Representatives to Unidigital pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         3.31.    Purchase for Investment.

         The Principal Stockholder represents that he is acquiring the Unidigital Stock for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof. The Principal Stockholder agrees not to distribute or to transfer any of the shares of Unidigital Stock in the United States except in compliance with all applicable United States federal and state securities laws. The Principal Stockholder further recognizes that the shares of Unidigital Stock will not be registered under the Securities Act or the securities laws of any state, and the transfer of the same will be restricted under such laws, and the shares of Unidigital Stock cannot be sold except pursuant to an effective registration statement under such laws or an available exemption from such registration, and the certificates or instruments representing the shares of Unidigital Stock will bear a legend to such effect. The Principal Stockholder acknowledges and understands that Unidigital is under no obligation to register the shares of Unidigital Stock; provided, however, that, subject to the approval of the lead managing underwriter, Unidigital shall register a portion of the Principal Stockholder's Unidigital Stock on a pro-rata basis (based on the total number of shares of Unidigital Stock to be sold by the Principal Stockholder and any other selling stockholders compared to the total number of shares of Unidigital Stock owned by such selling stockholders) in any underwritten public offering which includes any other selling stockholders of Unidigital. The Principal Stockholder is, or will be prior to the Closing, aware of Unidigital's business affairs and financial condition, has had, and will have, the opportunity to ask questions of Unidigital's management with respect to its business affairs and financial condition and has acquired, or will acquire, sufficient information (including, but not limited to, Unidigital's Form 10-KSB for the fiscal year ended August 31, 1997, Unidigital's 1997 annual report, Unidigital's 1997 proxy statement and Unidigital's Form 10-QSB for the quarter ended May 31, 1998) about Unidigital to reach an informed and knowledgeable decision to acquire the shares of Unidigital Stock. The Principal Stockholder acknowledges that, upon consummation of the transactions contemplated hereby, he will be deemed an "affiliate" of Unidigital as such term is defined under the Securities Act and, as an affiliate of Unidigital, he will be subject to the reporting and legal requirements under Sections 13 and 16 of the Exchange Act. Unidigital hereby agrees to pay for the Principal Stockholder's expenses incurred in connection with his reporting obligations as an affiliate of Unidigital.

         3.32.    Ownership of Mega Art Stock; Title.

         The number of shares of Mega Art Stock held by the Principal Stockholder is accurately set forth on Schedule 3.2 and all of such shares of Mega Art Stock are owned of record and beneficially owned by the Principal Stockholder, free and clear of any Encumbrances. Upon consummation of the Acquisition, Unidigital shall acquire good title to such shares of Mega Art Stock, free and clear of all Encumbrances.

                                   ARTICLE 3A.

           REPRESENTATIONS AND WARRANTIES OF THE MINORITY STOCKHOLDERS

         As an inducement to Unidigital to enter into this Agreement, each of the Minority Stockholders hereby makes, severally, and not jointly, as of the date hereof and as of the Closing Date, the following representations and warranties to Unidigital, except as otherwise set forth in the Schedules delivered to Unidigital prior to the Closing Date, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article 3A setting forth certain exceptions to the representations and warranties contained in this Article 3A and certain other information called for by this Agreement.

         3A.1.    Authorization.

         Each Minority Stockholder has the capacity to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, if any, to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Minority Stockholder and is, and upon the execution and delivery thereof each Ancillary Agreement, if any, to which it is a party will be, a valid and binding obligation of each Minority Stockholder, enforceable against each Minority
Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), or (c) the exercise of judicial discretion with respect to any covenants not to compete or other restrictive covenant contained herein or therein.

         3A.2.    No Conflict or Violation; Consents.

         None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, if any, the consummation of the transactions contemplated hereby or thereby, nor compliance by any Minority Stockholder with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or result in the creation of any Encumbrance upon any of their respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any Minority Stockholder is a party or by which any Minority Stockholder is bound or to which any of their respective assets are subject or (b) violate any applicable Regulation or Court Order, which violation would have a Material Adverse Effect. Except as set forth on Schedule 3A.2, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by any Minority Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         3A.3.    Ownership of Mega Art Stock; Title.

         The number of shares of Mega Art Stock held by each Minority Stockholder is accurately set forth on Schedule 3.2 and all of such shares of Mega Art Stock are, except as set forth on Schedule 3.2, owned of record and beneficially owned by such Minority Stockholder, free and clear of any Encumbrances. Upon consummation of the Acquisition, Unidigital shall acquire good title to such shares of Mega Art Stock, free and clear of all Encumbrances.

         3A.4.    Investment Representations.

         Each Minority Stockholder represents as follows with respect to the shares to be acquired in connection with the Acquisition:

                  (i)  such  Minority   Stockholder   has  such   knowledge  and
experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the shares;

                  (ii) such Minority Stockholder is receiving such shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof;

                  (iii) such Minority Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Unidigital and the business and prospects of Unidigital which he deems necessary to evaluate the merits and risks related to his investment in such shares and to verify the information received, and such Minority Stockholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of the shares;

                  (iv) such Minority Stockholder's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and has adequate means for providing for such Minority Stockholder's current needs and contingencies and to suffer a complete loss of its investment in the shares;

                  (v) such Minority Stockholder has been advised that (i) Unidigital's issuance of the shares to the Minority Stockholders will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and such Minority Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available,
(iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend shall be placed on the certificates representing the shares.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF UNIDIGITAL

         As an inducement to Mega Art and the Stockholders to enter into this Agreement, Unidigital hereby makes, as the date hereof and as of the Closing
Date, the following representations and warranties to Mega Art and the Stockholders, except as otherwise set forth on the Schedules delivered to Mega Art and the Stockholders prior to the Closing Date, a copy which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article 4 setting forth certain exceptions to the representations and warranties contained in this Article 4 and certain other information called for by this Agreement.

         4.1.     Organization.

         Unidigital is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Unidigital has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Unidigital is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material

Adverse Effect on Unidigital. Each jurisdiction in which Unidigital is qualified to do business as a foreign corporation is set forth in Schedule 4.1.

         4.2.     Authorization.

         Unidigital has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Unidigital, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Unidigital is a party will be, a valid and binding obligation of Unidigital enforceable against Unidigital in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.3.     No Conflict or Violation; Consents.

         None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Unidigital with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Unidigital's Certificate of Incorporation or Bylaws to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Unidigital is a party or by which Unidigital is bound or to which any of their respective assets are subject, (c) violate any Regulation or Court Order applicable to Unidigital or (d) impose any Encumbrance on any assets of Unidigital. Except as set forth on Schedule 4.3, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Unidigital in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         4.4.     Disclosure.

         No representation, warranty or other statement by Unidigital herein or in any filing made under the Exchange Act contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading. The financial statements of Unidigital contained in any filing under the Exchange Act fairly present in all material respects the Assets and Liabilities of Unidigital and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

         4.5.     Absence of Certain Changes or Events.

         Except as set forth on Schedule 4.5, since May 31, 1998 there has not been any Material Adverse Change with respect to Unidigital.

         4.6.     Litigation.

         Except as set forth on Schedule 4.6, there is no Action, pending or, to the knowledge of Unidigital, threatened or anticipated (i) against, relating to or adversely affecting Unidigital, any of its Assets, officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Unidigital from consummating the transactions contemplated hereby.

         4.7.     Brokers; Transaction Costs.

         Unidigital has not entered into or will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Unidigital or Mega Art to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.8.     Capitalization of Unidigital.

         All outstanding shares of Unidigital Stock are, and upon receipt by Unidigital of payment therefor as provided in this Agreement, the shares of Unidigital Stock to be issued to the Stockholders hereunder will be, validly issued, fully paid and non-assessable and are not subject to any preemptive rights created by statute, Unidigital's Certificate of Incorporation or Bylaws or any Contract. Based in part on the representations of the Stockholders contained herein, the shares of Unidigital Stock have been issued in material compliance with all federal and state securities laws.

         4.9.     Rule 144 Reporting.

         With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the shares of Unidigital Stock issued hereunder to the public without registration, Unidigital agrees to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and to use its best efforts to file with the SEC in a timely manner all reports and other documents required of Unidigital under the Exchange Act.

         4.10.    Compliance with Law.

         Except as set forth on Schedule 4.10, Unidigital has conducted its business in compliance with all applicable Regulations and Court Orders, except where the failure to do so would not have a Material Adverse Effect. Unidigital has not received any notice to the effect that, or has otherwise been advised that, either Unidigital is not in compliance with any such Regulations or Court Orders.

                                   ARTICLE 5.

                      ACTIONS BY MEGA ART, THE STOCKHOLDERS
                       AND UNIDIGITAL PRIOR TO THE CLOSING

         Mega Art, the Stockholders and Unidigital, each as indicated below, covenant as follows for the period from the date hereof through the Closing
Date:

         5.1.     Conduct of Business.

         From the date hereof through the Closing, Mega Art and the Stockholders shall, except as contemplated by this Agreement, or as consented to by Unidigital, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, Mega Art shall not, and the Stockholders shall not, cause Mega Art to, except as specifically contemplated by this Agreement or as consented to by Unidigital in writing:

                  (a)  incur  any  indebtedness  for  borrowed  money not in the ordinary course of business, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in any amount exceeding $10,000;

                  (b) issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

                  (c) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock;

                  (d) make any change to Mega Art's Certificate of Incorporation or Bylaws other than as required to complete the transactions contemplated by this Agreement;

                  (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the sale or licensing of Mega Art's products and services in the ordinary course of business and consistent with past practice;

                  (f) cancel, release or assign any material indebtedness owed to it or any material claims or rights held by it, except in the ordinary course of business and consistent with past practice;

                  (g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person other than in the ordinary course of business;

                  (h) terminate any material Contract or make any material change in any material Contract;

                  (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Plan;

                  (j) enter  into  or  modify any Contract with a Related Party;

                  (k) declare any dividend or make any payment or distribution to the Stockholders or redeem or purchase any shares of its capital stock;

                  (l) make any change in any method of accounting or accounting practice;

                  (m) fail to pursue the development and introduction of new products and technology advances in connection with the Business on a basis consistent with past practice;

                  (n)  fail  to  comply  in  all  material   respects  with  all
Regulations applicable to the Assets and the Business consistent with past practices;

                  (o) fail to use its commercially reasonable efforts to (i) maintain the Business, (ii) retain the non-clerical Employees so that such Employees will remain available to Unidigital on and after the Closing Date (provided that Mega Art shall not be required by this Section 5.1(o) to enter into any employment agreement with any Employee), (iii) maintain existing relationships with suppliers and customers and others having business dealings with Mega Art and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

                  (p) do any other act which would cause any representation or warranty of Mega Art or the Stockholders in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

         5.2.     Investigation by Unidigital.

         From the date hereof through the Closing Date, Mega Art shall, and shall cause Mega Art's officers, Employees and Representatives to, afford the Representatives of Unidigital and its Affiliates access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Unidigital and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Proprietary Rights) as Unidigital or its Affiliates, through their respective Representatives, may reasonably request.

         5.3.     Notification of Certain Matters.

         Mega Art and the Stockholders shall give prompt notice to Unidigital of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty of Mega Art or the Stockholders contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of Mega Art or any Stockholder to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Mega Art and the Stockholders shall promptly notify Unidigital of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that is reasonably likely to result in a Material Adverse Effect upon Mega Art.

         5.4.     No Mergers, Consolidations, Sale of Stock, Etc.

         Neither Mega Art nor the Stockholders will, directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Mega Art's capital stock, (ii) the merger of Mega Art with, or the direct or indirect disposition of a significant amount of the Assets or the Business to, any Person other than Unidigital or its Affiliates or (iii) the licensing of Mega Art's Proprietary Rights to any Person other than in the ordinary course of business consistent with past practice or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Mega Art and the Stockholders hereby represent that neither Mega Art nor the Stockholders are now engaged in discussions or negotiations with any party other than Unidigital with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "Proposed Acquisition Transaction"). Mega Art and the Stockholders shall (w) immediately notify Unidigital (orally or in writing) if any offer or proposal in excess of $5,000,000 is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Unidigital of the terms of any proposal in excess of $5,000,000 which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Unidigital with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Unidigital informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5.     Further Assurances.

         Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to obtain any necessary Consents (including, without limitation, all filings required to be made under the HSR Act, if any, with respect to this Agreement and the transactions contemplated hereby) (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement.

                                   ARTICLE 6.

           CONDITIONS TO MEGA ART'S AND THE STOCKHOLDERS' OBLIGATIONS

         The obligations of Mega Art and the Stockholders to effect the Acquisition and complete the related transactions contemplated by this Agreement are subject, in the reasonable discretion of Mega Art and the Stockholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions by Mega Art and the Stockholders:

         6.1.     Representations, Warranties and Covenants.

         All representations and warranties of Unidigital contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Unidigital shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Mega Art and the Stockholders a certificate signed by the Chief Executive Officer of Unidigital to the foregoing effect ("Unidigital Closing Certificate").

         6.2.     Consents.

         All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Unidigital to consummate the Acquisition as contemplated hereby and by the Ancillary Agreements shall have been obtained. Mega Art and the Stockholders shall be satisfied that all approvals required under any Regulations to permit Unidigital to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act, if applicable) shall have been obtained.

         6.3.     No Actions or Court Orders.

         No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the acquisition of the Mega Art Stock contemplated hereby illegal or otherwise prohibited.

         6.4.     Closing Documents.

         Unidigital shall have delivered to Mega Art and the Stockholders the documents and other items described in Section 8.2 and such other documents and items as Mega Art or the Stockholders may reasonably require.

         6.5.     Board of Directors Approval.

         The Acquisition shall have been approved by appropriate action of the Board of Directors of Mega Art.

         6.6.     Material Adverse Change.

         There shall not have been any Material Adverse Change that became known since July 31, 1998 with respect to Unidigital.

                                   ARTICLE 7.

                     CONDITIONS TO UNIDIGITAL'S OBLIGATIONS

         The obligations of Unidigital to effect the Acquisition and complete the related transactions contemplated by this Agreement are subject, in the reasonable discretion of Unidigital, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by Unidigital:

         7.1.     Representations, Warranties and Covenants.

                  (a) All representations and warranties of Mega Art and the Stockholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except as set forth in clause (b) below), and Mega Art and the Stockholders shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to Unidigital a certificate signed by the President and the Chief Financial Officer of Mega Art ("Mega Art Closing Certificate") and the Stockholders to the foregoing effect (the "Stockholders' Closing Certificate").

                  (b) For purposes of the foregoing paragraph (a), the Schedules required to be provided pursuant to the representations and warranties set forth herein shall be permitted to be updated as of the Closing Date.

         7.2.     Consents.

         All Consents, approvals and waivers from governmental authorities and other parties necessary to permit Mega Art and the Stockholders to consummate the Acquisition as contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts, except where failure to do so would not result in a Material Adverse Effect) shall have been obtained. Unidigital shall be satisfied that all approvals required under any Regulations to permit Mega Art and the Stockholders to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, the expiration or termination of the waiting period under the HSR Act, if applicable) shall have been obtained.

         7.3.     No Actions or Court Orders.

         No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Unidigital, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Unidigital to own, operate or transfer Mega Art after the Closing. There shall not be any Regulation or Court Order that makes the Acquisition contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect upon Mega Art.

         7.4.     Closing Documents.

         Mega Art and/or the Stockholders, as the case may be, shall have delivered to Unidigital the documents and other items described in Section 8.1 and such other documents and items as Unidigital may reasonably require.

         7.5.     Exemption under Federal and State Securities Laws.

         The issuance of shares of Unidigital Stock in the Acquisition shall not violate any federal or state securities laws.

         7.6.     Mega Art Balance Sheets.

         The aggregate amount of cash, cash equivalents and accounts receivable (net of doubtful accounts) on Mega Art's respective balance sheets dated as of the Balance Sheet Date and August 31, 1998 shall exceed its accounts payable, accrued expenses and other current liabilities.

         7.7.     Completion of Unidigital Due Diligence.

         Unidigital shall have completed its business and legal due diligence to its satisfaction, in its sole judgment.

         7.8.     Delivery of Certificates.

         Each Stockholder shall have delivered to Unidigital the Certificate or Certificates representing the shares of Mega Art Stock held by such Stockholder.

         7.9.     Board of Directors Approval.

         The Acquisition shall have been approved by appropriate action of the Board of Directors of Unidigital.

         7.10.    Tax Matters.

         No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting Mega Art shall have been made after the date of this Agreement without the prior written consent of Unidigital, which consent shall not be unreasonably withheld.

         7.11.    Material Adverse Change.

         There shall not have been any Material Adverse Change that became known since July 31, 1998 with respect to Mega Art.

                                   ARTICLE 8.

                                     CLOSING

         On the Closing Date at the Closing Place:

         8.1.     Deliveries by Mega Art and the Stockholders to Unidigital.

         Mega Art and the Stockholders, as applicable, shall deliver (or cause to be delivered) to Unidigital:

                  (a) the Ancillary Agreements, duly executed by each party thereto other than Unidigital;

                  (b) any Consents required to be obtained by Mega Art or the Stockholders;

                  (c) the Mega Art Closing Certificate and the Stockholders' Closing Certificate;

                  (d) an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Mega Art and the Stockholders, dated as of the Closing Date, in a form reasonably satisfactory to Unidigital;

                  (e) all Certificates  representing  the  shares  of  Mega  Art
Stock;

                  (f) the Financial Statements dated as of the Balance Sheet Date; and

                  (g) such other documents and certificates duly executed as may reasonably be requested by Unidigital prior to the Closing Date.

         8.2.     Deliveries by Unidigital.

         Unidigital shall deliver to Mega Art and the Stockholders, or any other appropriate Persons:

                  (a) the Ancillary Agreements to which Unidigital is a party, duly executed by them;

                  (b) any Consents required to be obtained by Unidigital;

                  (c) the Unidigital Closing Certificate;

                  (d) an opinion of Buchanan Ingersoll, counsel to Unidigital, dated as of the Closing Date, in a form reasonably satisfactory to Mega Art;

                  (e) the Initial Purchase Price; and

                  (f) such other documents and certificates duly executed as may reasonably be requested by Mega Art or the Stockholders prior to the Closing Date.

                                   ARTICLE 9.

                                 INDEMNIFICATION

         9.1.     Survival of Representations, Etc.

         All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) the eighteen month anniversary of the Closing Date; provided, however, (a) Mega Art's and the Principal Stockholder's representations and warranties in Section 3.10 (Environmental Matters), Section
3.23 (Taxes) and Section 3.32 (Ownership of Mega Art Stock; Title) and the Minority Stockholders' representations and warranties set forth in Section 3A.3 (Ownership of Mega Art Stock; Title) shall survive the Closing until the third anniversary of the Closing Date. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties unless such party has actual knowledge of the misrepresentation. On the Closing Date all representations and warranties contained in this Agreement and made by Mega Art and the Stockholders shall expire as to Mega Art and thereafter will be deemed to have been made exclusively by the Principal Stockholder. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         9.2.     Indemnification.

                  (a) General.

                           (i) Subsequent   to   the   Closing,   the  Principal
Stockholder shall indemnify Unidigital, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents ("Unidigital Indemnified Parties") against, and hold each of the Unidigital Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation (collectively "Damages") incurred by any such Unidigital Indemnified Party, that arise out of, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Mega Art or the Stockholders contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of Mega Art or any such holder pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that the Unidigital Indemnified Parties shall be entitled to indemnification hereunder only when and only if amounts by which the aggregate value of all such Damages exceeds $100,000.

                           (ii) Subsequent  to  the Closing,   Unidigital  shall
indemnify the Stockholders against, and hold the Stockholders harmless from, any Damages incurred by the Stockholders, that arise out of, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Unidigital contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Unidigital pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, that the Stockholders shall be entitled to indemnification hereunder only when and only if amounts by which the aggregate value of all such Damage exceeds $100,000.

         The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against the Stockholders or Unidigital Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

                  (b) Procedure for Claims. If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), shall give written notice specifying in reasonable detail the nature of any such Claim (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim. So long as the Indemnifying Party is defending in good faith any such Third-Party Claim, the Indemnified Party shall not settle or compromise such Third-Party Claim. The Indemnified Party shall make available to the Indemnifying Party or its Representatives all records and other materials reasonably required by them for their use in contesting any Third-Party Claim and shall cooperate fully with the Indemnifying Party in the defense of all such Claims. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this
Section 9.2 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal).

         9.3.     No Right of Contribution.

         After the Closing, the Stockholders shall not have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of Mega Art. Notwithstanding any provision herein to the contrary, the Stockholders and Unidigital shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this
Article 9. Except in the case of actual fraud committed by any of the Stockholders, the remedies described in this Article 9 shall be in lieu of any other remedies at law or in equity that the parties may elect to pursue.

         9.4.     Right of Offset.

         Subject to Section 9.5, to the extent such payments have not been made, the obligations of the Principal Stockholder under this Article 9 shall be satisfied first by reducing the amounts owing to the Principal Stockholder under
(i) the Deferred Payment and (ii) the Earn-Out Payment, if any.

         9.5.     Limitation on Liability.

                  (a) In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or
(ii) any proceeds received by such party from any insurance policies with respect thereto.

                  (b)  The   aggregate   amount  of  all   Claims   subject   to
indemnification hereunder by any of the parties hereto shall not exceed $5,000,000.

                  (c) An  Indemnifying  Party  shall  not be liable  under  this
Article 9 for a loss resulting from any event relating to a breach of any representation or warranty if the Indemnifying Party can establish that the Indemnified party had actual knowledge on or before the Closing Date of such event.

         9.6.     Option to Pay in Stock.

         In the event any payment of the indemnity obligations of the Stockholders set forth in Section 9.1 is required to be made, the Stockholders, at the discretion of Unidigital, may satisfy such payment by delivery to Unidigital of shares of Unidigital's Common Stock acquired by them pursuant to the Acquisition, which shares, for such purpose, shall be valued at the greater of (i) $8.09 per share or (ii) the closing price of Unidigital's Common Stock on the date such liability is finally determined as reported by The Nasdaq Stock Market.

                                   ARTICLE 10.

                             POST-CLOSING AGREEMENTS

         10.1.    Non-Competition.

         If the Acquisition is consummated, the Minority Stockholders shall not, for a period of one (1) year after the Closing Date, directly or indirectly, engage, anywhere in which Unidigital or its Subsidiaries conducts, or proposes to conduct, business, in the sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to, or directly competes with, any product, process, good or service which Unidigital or Mega Art sells or offers or promotes for sale at the Closing Date.

         10.2.    Non-Solicitation of Employees of Unidigital.

         If the Acquisition is consummated, the Minority Stockholders shall not directly or indirectly, for themselves on behalf of any other individual or entity, hire any employee of Unidigital or any of its Subsidiaries, including, without limitation, any employees of Mega Art, or induce nor attempt to induce any such employee to leave his or her employment with Unidigital or any of its Subsidiaries, at any time within one (1) year from the Closing Date. If the Acquisition is not consummated, neither Mega Art, the Stockholders nor any of their respective Affiliates shall directly or indirectly, for himself or itself or on behalf of any other individual or entity, induce any such employee to leave his or her employment with Unidigital or any of its Subsidiaries, at any time within nine (9) months from the date of written notice of termination of this Agreement.

         10.3. Non-Solicitation or Interference with Customers and Suppliers of Unidigital.

         If the Acquisition is consummated, the Minority Stockholders shall not, directly or indirectly, for themselves or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Unidigital's or any of its Subsidiaries' current or prospective customers or suppliers or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Unidigital or any of its Subsidiaries and any of their current customers or suppliers at any time within one (1) year from the Closing Date.

         10.4. Non-Solicitation or Interference with Customers and Suppliers of Mega Art.

         If the Acquisition is not consummated, neither Unidigital nor any of its Affiliates shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Mega Art's current or prospective customers or suppliers made known in writing to Unidigital by Mega Art during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between Mega Art and any of such customers or suppliers at any time within one (1) year from the date of written notice of termination of this Agreement.

         10.5.    Non-Solicitation of Employees of Mega Art.

         If the Acquisition is not consummated, neither Unidigital nor any of its Affiliates shall directly or indirectly, for itself or on behalf of any other individual or entity, hire any employee of Mega Art or induce any such employee to leave his or her employment with Mega Art at any time within one (1) year from the date of written notice of termination of this Agreement.

         10.6.    Acknowledgments.

         Each of the parties hereto acknowledges that, in view of the nature of Mega Art's business and the business objectives of Unidigital in acquiring Mega Art, and the consideration paid in the Acquisition to the Stockholders therefor, the restrictions contained in this Article 10 are reasonably necessary to protect the legitimate business interests of Unidigital and that any violation of such restrictions will result in irreparable injury to Unidigital and the business Unidigital has acquired hereunder for which damages will not be an adequate remedy.

         10.7.    Delivery of Financial Statements.

         Mega Art shall deliver the Financial Statements dated as of August 31, 1998 as soon as practicable after the Closing Date, but in no event later than sixty (60) calendar days after the Closing Date.

                                   ARTICLE 11.

                                  MISCELLANEOUS

         11.1.    Termination.

                  (a) This Agreement may be  terminated  at  any  time  prior to
Closing:

                           (i) By  mutual written consent of Unidigital and Mega
Art;

                           (ii) By  Unidigital  or Mega Art if the Closing shall
not have occurred on or before August 31, 1998 (unless extended by the written agreement of the parties hereto), other than due to a breach of this Agreement by the party seeking to terminate;

                           (iii) By Unidigital if there is a material  breach of
any representation or warranty set forth in Article 3 or 3A or any covenant or agreement to be complied with or performed by

Mega Art or the Stockholders pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of Unidigital;

                           (iv) By Mega Art if Mega Art notifies  Unidigital  in
writing that it is not satisfied with its due diligence review;

                           (v) By  Unidigital  if  Unidigital notifies Mega  Art
in writing that it is not satisfied with its due diligence review (including, but not limited to, its review of the Schedules) pursuant to Section 7.7; or

                           (vi) By Mega Art if there is a material breach of any
representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by Unidigital pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of Mega Art or the Stockholders.

                  (b) In the event of termination of this Agreement:

                           (i) The provisions  of the Confidentiality  Agreement
and the restrictive covenants set forth in Article 10 shall continue in full force and effect;

                           (ii) No party hereto shall have any  liability to any
other party to this Agreement; and

                           (iii) By any party for any reason  other than its due
diligence review, the party abandoning the transactions contemplated hereby shall reimburse the other party for its expenses, including fees and expenses of its legal counsel, up to a maximum of $70,000.

         11.2.    Assignment.

         Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Mega Art or the Stockholders without the prior written consent of Unidigital, or by Unidigital without the prior written consent of Mega Art or the Stockholders.

         11.3.    Notices.

         Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If to any of the Stockholders, to the address of such Stockholder as set forth on the signature page hereto.




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


         If prior to the Closing, to Mega Art or the Stockholders:

                  Mega Art Corp.
                  Pier 40, 2nd Floor
                  Westside Highway and West Houston Street
                  New York, New York  10014
                  Fax:         (212) 989-2212
                  Attention:   Ehud Aloni, President

         With a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Fax:         (212) 506-3730
                  Attention:   Rubi Finkelstein, Esq.

         If to Unidigital:

                  Unidigital Inc.
                  229 West 28th Street, 10th Floor
                  New York, New York  10001
                  Fax:         (212) 244-7815
                  Attention:   William E. Dye, Chief Executive Officer

         With a copy to:

                  Buchanan Ingersoll Professional Corporation
                  500 College Road East
                  Princeton, New Jersey  08540
                  Fax:         (609) 520-0360
                  Attention:   David J. Sorin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         11.4.    Choice of Law.

         This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without giving regard to conflicts of law principles.

         11.5.    Descriptive Headings.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.6.    Entire Agreement; Amendments and Waivers.

         This Agreement, together with all exhibits and schedules hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.7.    Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.8.    Invalidity.

         In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.9.    Expenses.

         Except as otherwise provided in this Agreement, Unidigital will be liable for its expenses, and Mega Art will be liable for its and the Stockholders' expenses, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         11.10.   Publicity.

         Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Unidigital shall be permitted to make any public statement without obtaining the consent of any other party hereto if the disclosure is required by law.

         11.11.   No Third Party Beneficiaries.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in
Article 9 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.


                                              UNIDIGITAL INC.


                                              By:  /s/  William E. Dye
                                                 -------------------------------
                                                 Name:  William E. Dye
                                                 Title:  Chief Executive Officer



                                              MEGA ART CORP.


                                              By:  /s/  Ehud Aloni
                                                 -------------------------------
                                                 Name:  Ehud Aloni
                                                 Title:  President



                                              STOCKHOLDERS

                                                /s/  Ehud Aloni
                                              ----------------------------------
                                              Name:  Ehud Aloni
                                              Address:


                                                /s/  Ehud Aloni
                                              ----------------------------------
                                              Name:  Amit Primor, by Ehud Aloni,
                                                     as Attorney-in-Fact
                                              Address:


                                                /s/  Jeffrey E. Rothman
                                              ----------------------------------
                                              Name:  Jeffrey E. Rothman
                                              Address: 5 West 86th Street
                                                       New York, NY  10024

                                              SELIGSON, ROTHMAN & ROTHMAN


                                              By: /s/  Aaron Seligson
                                                 -------------------------------
                                                 Name: Aaron Seligson
                                                 Title:   Partner


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